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                                                                      Exhibit 21
                                                                      ----------


                                  SUBSIDIARIES


The following is a list of the Company's subsidiaries:


                                                                                         PERCENTAGE OF VOTING
                                                                                          SECURITIES OWNED BY
                                                                     ORGANIZED             REGISTRANT AS OF
                                                                    UNDER LAW OF           OCTOBER 30, 1999
                                                                    ------------         --------------------

Analog Devices Limited                                           United Kingdom                   100%
Analog Devices, GmbH                                             Germany                          100%
Analog Devices, S.A.                                             France                           100%
Analog Devices, K.K.                                             Japan                            100%
Analog Devices APS                                               Denmark                          100%
Analog Devices Nederland, B.V.                                   The Netherlands                  100%
Analog Devices International, Inc.                               Massachusetts                    100%
Analog Devices Israel, Ltd.                                      Israel                           100%
Analog Devices A.B.                                              Sweden                           100%
Analog Devices SRL                                               Italy                            100%
Analog Devices, HDLSGESMBH M.B.H.                                Austria                          100%
Analog Devices Korea, Ltd.                                       Korea                            100%
Analog Devices, B.V.                                             The Netherlands                  100%
Analog Devices Finance N.V.                                      Netherlands Antilles             100%
Analog Devices Holdings, B.V.                                    The Netherlands                  100%
Analog Devices Research & Development Ltd.                       Ireland                          100%
Analog Devices (Philippines), Inc.                               The Philippines                  100%
Analog Devices Foreign Sales
   Corporation, B.V.                                             The Netherlands                  100%
Analog Devices Foundry Services, Inc.                            Delaware                         100%
Analog Devices Asian Sales, Inc.                                 Delaware                         100%
Analog Devices Taiwan, Ltd.                                      Taiwan                           100%
Analog Devices Ireland, Ltd.                                     Ireland                          100%
Analog Devices Hong Kong, Ltd.                                   Hong Kong                        100%
Analog Devices Pty, Ltd.                                         Australia                        100%
Analog Devices India Private Limited                             India                            100%
Analog Devices Gen. Trias, Inc.                                  The Philippines                  100%
Analog Devices International Financial Services Company          Ireland                          100%
Analog Devices Foreign Sales Corporation                         Barbados                         100%
Analog Development (Israel) 1996 Ltd.                            Israel                           100%
Analog Devices (China) Co. Ltd.                                  China                            100%
Analog Devices Canada, Ltd.                                      Canada                           100%
Edinburgh Portable Compilers Limited                             Scotland                         100%
Analog/NCT Supply Ltd.                                           Delaware                          50%
Analog Devices Realty Holdings, Inc.                             The Philippines                   40%
Analog Supplies Company                                          Japan                             15%
Analyzed Investments, Ltd.                                       Ireland                          7.4%